Exhibit 99.1

Settlement removes an obstacle for national exchange listing and corporate name/symbol change

Company to accelerate growth through new vehicle purchases, expansion of campus strategy, and car sharing partnerships with local municipalities

LOS ANGELES, Oct. 21, 2021 (GLOBE NEWSWIRE) — EVmo, Inc. (OTC: YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced the settlement of the Hamlin v. YayYo, Inc. et al litigation in the US District Court for the Central District of California, Western Division. The agreement is subject to the court approval which we expect to be approved. The Company’s portion of the settlement was $1 million paid out in equal installments every 3 months over the coming year. Executive Chairman Terren Peizer provided his personal guarantee for the whole amount due to the plaintiffs.

“We are pleased to put this litigation behind us,” stated Terren Peizer, Executive Chairman of EVmo. “This lawsuit has been an obstacle that has impacted our ability to uplist to a national listed exchange and prevented the Company from changing its name and ticker symbol. Despite constraints related to this previously outstanding litigation, including capital constraints, the team has continued to successfully execute our business model, delivering back-to-back quarters of record revenues in the first half of 2021 and ending the second quarter at a revenue run rate of more than $12 million.” EVmo previously reported second quarter 2021 revenue up 67.8% over Q2 2020 and 15.6% over Q1 2021. “Importantly, this near 70% growth rate was in the absence of significant capital deployed. I am so confident in our prospects that I happily provided my personal guarantee,” continued Peizer.

CEO Stephen Sanchez added, “With current fleet utilization at more than 90% we are vigorously pursuing opportunities for further expansion and new verticals including major university and city car-sharing partnerships. We anticipate a $10 million equity capital raise, which, when consummated, will pave the way to unlock an additional $7.5 million from our previously announced debt financing with Energy Impact Partners, without the fees and restrictions associated to the initial debt tranche.”

As stated in the Company’s prior releases, at the margin, EVmo’s business model dictates that every $10 million in debt and or equity capital raised should enable the Company to purchase approximately 4,000 vehicles. This should translate to approximately $80 million in annual revenue for every $10 million of capital raised at the margin. The Company anticipates scaling to a 25% EBITDA margin.

About EVmo, Inc.

EVmo bridges the gap between rideshare and “last mile” delivery drivers in need of suitable vehicles and the companies in the rideshare, delivery and logistics businesses that depend on attracting and keeping drivers. EVmo is a leading provider of rental vehicles to drivers and delivery companies in this ever-expanding gig economy. The Company uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs.

The company provides an online rideshare vehicle booking platform to service the ridesharing and delivery gig economy which includes both our owned and maintained passenger and cargo delivery fleet and third-party fleets. We also provide fleet management services with our industry leading technology platform to fleet providers. EVmo provides cargo storage vans to the last-mile delivery and logistics industry.

EVmo is transitioning to an all-EV fleet in partnership with best-in-class OEMs in the EV category. The Company’s EV fleet growth plans are fully aligned with the two largest ride-hailing platforms in the US.

The Company provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.evmo.com).

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “ intend,” “plan,” “believe,” “potential, “ “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Investor Relations Contact:

Dave Gentry RedChip Companies Inc.1-800-RED-CHIP (733-2447) Or 407-491-4498 Dave@redchip.com

Company Contact Email: investors@evmo.com

For more investor information go to

www.Evmo.com EVmo, Inc.

Source: EVmo, Inc.